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                                                                    EXHIBIT 5.01


                                 April 11, 2001



Hybrid Networks, Inc.
6409 Guadalupe Mines Road
San Jose, California  95120

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about April 11, 2001 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,484,103 shares of your common stock (the "Stock"), which shares either will be, issued and outstanding as of the date on which the Registration Statement is declared effective by the Securities and Exchange Commission or will be issuable upon exercise of the Warrants (as defined below) held by Halifax Fund, L.P. (the "Selling Stockholder"). All of the Stock will be sold by the Selling Stockholder.

     In rendering this opinion, we have examined the following.

     (1) your Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on February 9, 2001, and your Certificate of Designation of Series J Non-Convertible Preferred Stock, certified by the Delaware Secretary of State on February 9, 2001;

     (2)  your Bylaws, certified by your Secretary on March 22, 2001;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference, including the 6% Convertible Debenture Due 2003, dated February 16, 2001, between the Company and the Selling Stockholder (the "Debenture"), the Common Stock Purchase Warrant, dated February 16, 2001 between the Company and the Selling Stockholder and the Adjustment Warrant, dated February 16, 2001, between the Company and the Selling Stockholder (collectively, the "Warrants");

     (4)  the Prospectus prepared in connection with the Registration Statement;

     (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books;

     (6) a certificate that you provided to us from your transfer agent of even date herewith verifying the number of your issued and outstanding shares of capital stock as of the date hereof and a list that you prepared of options and warrants respecting your capital stock and of any rights to purchase capital stock dated March 27, 2001, verifying the number of such issued and outstanding securities (the "Stock Records");

     (7) the Securities Purchase Agreement between the Selling Stockholder and the Company dated as of February 16, 2001; and

     (8) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations (the "Management Certificate").

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as


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to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock, when issued, will be properly signed by your authorized officers or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by your representatives to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that the aggregate of up to 4,484,103 shares of Stock to be sold by the Selling Stockholder pursuant to the Registration Statement, including the shares to be outstanding as of the date on which the Registration Statement is declared effective by the Securities and Exchange Commission and the shares issuable upon exercise of the Warrants, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and Prospectus, and in accordance with the terms of the Debenture and Warrants, as the case may be, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                          Very truly yours,

                                          /s/ Fenwick & West LLP

                                          FENWICK & WEST LLP